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                                                          Exhibit 10.2

                                 LOAN AGREEMENT
                                 --------------
                       $5,000,000 Revolving Line of Credit

     Agreement dated as of June 14, 1996 between Osorio and Watkin, D.M.D., P.C., a Massachusetts Professional Corporation and First New England Dental Centers, Inc., a Delaware Corporation both having a principal place of business at 85 Devonshire Street, Boston, Massachusetts 02109 (collectively, the "Borrower") and Fleet National Bank with a principal place of business at One Federal Street, Boston, Massachusetts (the "Bank").

     WHEREAS, the Bank has agreed to extend to Borrower a revolving line of credit in the amount of Five Million and 00/100 ($5,000,000) Dollars (the "$5,000,000 Revolving Line of Credit") and Borrower has executed a Revolving Credit Note of even date herewith, (the "$5,000,000 Note");

     WHEREAS, Borrower has executed a Security Agreement (All Assets) also of even date herewith (the "Security Agreement") in order to secure the loans referenced above;

     WHEREAS, Borrower and the Bank desire to set forth the manner and circumstances in which Borrower may utilize the $5,000,000.00 Revolving Line of Credit;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Borrower and the Bank agree as follows:

     1. CERTAIN DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

     (a) ACCOUNT DEBTOR. The term "Account Debtor" shall mean the person obligated on an Account Receivable.

     (b) ACCOUNTS RECEIVABLE. Except as set forth below the term "Accounts Receivable" shall mean and include Borrower's accounts receivable and notes, drafts, acceptances and other instruments representing or evidencing a right to payment for goods sold or leased or for services rendered whether or not earned by performance.

     (c) BORROWER'S MAIN OPERATING ACCOUNT. The term "Borrower's Main Operating Account" shall mean the regular deposit account of the Borrower which it will maintain with the Bank.

     (d) BORROWING BASE. The term "Borrowing Base" as of any time shall mean the amount of $3,000,000 plus the Security Value of Accounts Receivable as of such time, as determined by the Bank in

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its sole discretion which determination shall be final and binding upon the
Borrower.

     (e) CERTIFICATE. The term "Certificate" shall refer to the certificate as to collateral described in Section 2 hereof, and shall include any accompanying certificates or documents.

     (f) CERTIFIED ACCOUNTS. The term "Certified Account" shall mean an Account Receivable which has been listed in a Certificate delivered by the Borrower to the Bank pursuant to the provisions of Section 2 hereof.

     (g) COLLATERAL. The term "Collateral" shall mean and include any and all assets of the Borrower hereinbefore or hereinafter described which at the time in question is subject to a security interest in favor of the Bank.

     (h) DISQUALIFIED ACCOUNT. The term "Disqualified Account" shall mean a Certified Account in respect of which any of the following events have occurred:
(i) such Certified Account shall have remained unpaid on the ninety-first (91st) day from the billing invoice date, in the case of all Account Debtors; (ii) any dispute with respect to such Certified Account or to such goods shall have arisen between the Borrower and the Account Debtor thereon; (iii) any Account Debtor thereon shall have become Insolvent (as hereinafter defined); (iv) any Account Debtor thereon shall be located outside the United States or Canada; (v) such Certified Account is to be paid by a third party payor and the Bank has not received documentation satisfactory to the Bank that the right to payment from said third party payor has been effectively assigned to the Bank; (vi) any Account Debtor is a federal governmental entity, agency or is otherwise administered by the federal government; or (vii) the Bank shall have otherwise excluded such Certified Account in its reasonable discretion.

     (i) INSOLVENT. The Borrower or any other person shall be considered to be "Insolvent" when any of the following events shall have occurred in respect of the Borrower or any other person: admission in writing of its inability, or be generally unable, to pay its debts as they become due, dissolution, termination of existence, cessation of normal business operations, appointment of a receiver of any part of the property of, legal or equitable assignment, conveyance or transfer of property for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against such person, provided that if such proceedings are commenced against such person such commencement shall not be deemed to render such person insolvent, if such proceedings are dismissed, stayed or discharged within ninety (90) days of their commencement.

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     (j) LOANS. The term "Loan or Loans" shall mean all extensions of credit or advances made by the Bank to the Borrower referenced above.

     (k) OBLIGATIONS. The terms "Obligation" and "Obligations" shall mean any and all liabilities and obligations of the Borrower to the Bank of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, and includes obligations to perform acts and refrain from taking action as well as obligations to pay money.

     (l) PRIME RATE. The term "Prime Rate" shall mean the rate of interest announced by the Bank in Boston from time to time as its "Prime Rate."

     (m) SECURITY VALUE OF ACCOUNTS RECEIVABLE. The term "Security Value of Accounts Receivable" as of any time shall mean an amount equal to sixty (60%) percent of the amounts owing as of that time on all Certified Accounts (exclusive of Disqualified Accounts). For such purpose, the amount so owing on Certified Accounts shall mean the face amount of all Certified Accounts in U.S. Dollars (exclusive of Disqualified Accounts), less all payments thereon, all allowances, adjustments, discounts and other credits applicable thereto and all amounts owing by the Borrower to any Account Debtor thereon, all as determined by the Bank in its sole discretion, which determination shall be final and binding upon the Borrower.

     2. CERTIFICATION OF COLLATERAL. Prior to the making of any Loans beyond an aggregate total of $3,000,000, the Borrower will deliver to the Bank a Certificate, in form attached hereto as Exhibit A, or such other form as approved by the Bank: (a) listing the Borrower's then existing Accounts Receivable as to which rights have been earned by performance; (b) containing such information in respect of such Accounts Receivable and any other Collateral as the Bank may reasonably request; and (c) containing a calculation of the Borrowing Base as of the date of the Certificate, including information to support the computation of the Security Value of Accounts Receivable. Thereafter, at the time the Borrower shall request any Loan and at such times as the Bank may reasonably request, the Borrower will deliver to the Bank similar Certificates in respect of all Accounts Receivable of the Borrower as to which rights have been earned by performance not previously certified to the Bank, and other information requested by Bank. With each such Certificate, the Borrower will if requested by the Bank furnish to the Bank a confirmatory assignment of all or any part of the Collateral described on the Certificate, and such information as to each Account Receivable identified on the Certificate as the Bank

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may request, together with a duplicate of the invoice, if any, and all contracts, guaranties, orders and other documents in respect thereof, or, if the Bank at any time shall relieve the Borrower of the obligation to furnish such documents with such Certificates,the Borrower will keep all such documents segregated and available for inspection by the Bank and will furnish the same to the Bank upon request.

     3. LOANS UNDER THE $5,OOO,OOO.OO REVOLVING LINE OF CREDIT:
      (a) Subject to the terms hereof, from time to time the Bank shall, upon request of Borrower, make Loans to the Borrower under the $5,000,000.00 Revolving Line of Credit in such amounts as the Borrower may request, provided, however, that the aggregate principal amount of all Loans under the $5,000,000 Revolving Line of Credit at any time outstanding shall not exceed the amount of $3,000,000.00 until such time as the Bank has received and approved: (i) audited financial statements for fiscal year 1995; (ii) quarterly financials for the first quarter of 1996; (iii) revenue/expense breakdowns for all locations/practices for fiscal year 1995 and the first quarter of fiscal 1996;
(iv) current accounts receivable aging report; (v) fiscal 1996 pro formal income statement, balance sheet and cash flow statements; and (vi) the Bank and the Borrower have negotiated mutually satisfactory negotiation of financial covenants. At such time that the foregoing have been satisfied, the aggregate principal amount of all Loans under the $5,000,000 Revolving Line of Credit shall not exceed the amount of the Borrowing Base or $5,000,000, whichever is less.

      (b) Requests for a Loan must be submitted to the Bank and Loan proceeds shall be deposited by the Bank in Borrower's Main Operating Account.

      (c) The outstanding amount of Loans, absent manifest error, shall be conclusively evidenced by the Bank's records of disbursements and repayments.

     4. INTEREST, SERVICE CHARGES, EXPENSES, PAYMENTS UNDER THE $5,000,000.00 REVOLVING LINE OF CREDIT. (a) The Borrower shall pay to the Bank:

     (i) Monthly, on the first day of each month, commencing on the first day of the month next succeeding the month in which this Agreement shall be entered into, interest at a per annum rate equal to the Prime Rate in effect from time to time plus two and one-half percent, computed on a daily basis for the period on the outstanding principal balance under the $5,000,000.00 Note. Each change in such interest rate shall take effect simultaneously with the corresponding change in such Prime Rate. Outstanding principal amounts with interest

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          then accrued shall be repaid in full in one (1)year from the date hereof.

     (ii) On demand, all reasonable costs and expenses in connection with the preparation, execution, delivery, administration and modification of this Agreement, including the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement, and all costs and expenses, if any, in connection with the enforcement of this Agreement or the collection or attempted collection of any Obligations, any Accounts Receivable or any other Collateral.

     (b) The Borrower shall make each payment required pursuant to this Agreement on the day when due in lawful money of the United States of America to the Bank at its address referred to at the beginning of this Agreement in immediately available funds.

     (c) The Borrower hereby authorizes the Bank to charge such payments as they become due (as well as any and all other amounts at any time owing from the Borrower to the Bank), if not otherwise paid by the Borrower, to the Borrower's Main Operating Account or any other account of the Borrower with the Bank as the Bank may elect.

     (d) Interest and other charges shall be paid on the basis of actual days elapsed and a 360-day year.

     (e) An annual facility fee equal to Fifty (50) Basis Points per annum shall be charged on the Revolving Line of Credit. As of the date hereof $15,000 has been paid against this fee.

     (f) In the event (i) this Revolving Line of Credit is terminated or cancelled by either Borrower or the Bank; (ii) Borrower refinances with another lender; or (iii) an initial public offering of stock in either or both Borrowers is consummated, then Borrower shall pay to the Bank a fee equal to two and one-half (2.5%) percent of the aggregate amount available to Borrower hereunder (either $3,000,000 or $5,000,000) with a minimum payment of $75,000 and a maximum payment of $125,000.

     7. AMOUNTS IN EXCESS OF BORROWING BASE. If any time the aggregate amount owed under the $5,000,000 Revolving Line of Credit exceeds the Borrowing Base, Borrower shall immediately pay an amount equal to said excess to the Bank, to be applied against principal amounts due under the $5,000,000 Revolving Line of Credit in Bank's discretion.


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     8. COLLECTIONS OF ACCOUNTS RECEIVABLE, PROCEEDS OF COLLATERAL:

     (a) Except as hereinafter provided and as provided in the Security Agreement of even date entered into in connection herewith, the Borrower is authorized to collect all Accounts Receivable of the Borrower. Borrower shall promptly remit all such collections, on the day of receipt thereof, to the Bank for deposit in Borrower's Main Operating Account.

     (b) At such time as there is no availability of funds hereunder, in case of any return to or repossession by the Borrower of any goods which have given rise to a Certified Account Receivable, whether or not such goods are damaged, the Borrower will, with its next report of credits and charge-offs or next Aging Report delivered to the Bank, also deliver to the Bank either additional Collateral or Borrower's check in the full face amount of such Account Receivable.

     (c) Without the prior consent of the Bank, the Borrower will not grant any allowances, adjustments or discounts (other than normal cash discounts on its invoices not in excess of 15% thereof) or other credits in respect of any Account Receivable or enter into any agreement or take any other action in respect thereof except as directed or approved by the Bank, and if any such allowance, adjustment, discount or other credit is made or granted for any reasons with respect to any Certified Account, the amount thereof will be immediately reflected in the Security Value of Accounts Receivable.

     9. AGING REPORTS AND OFF-SET REPORTS. At the time the first Certificate is delivered to the Bank pursuant to the provisions of Section 2 hereof, the Borrower will also deliver to the Bank an aging report, in form reasonably approved by the Bank (an "Aging Report"), giving an analysis by months (or such other periods as may be requested by the Bank) of the age of the Accounts Receivable listed in such Certificate. Thereafter the Borrower shall furnish monthly similar Aging Reports covering all Accounts Receivable outstanding as of the date of such Aging Report. At such times as the Bank shall request, the Borrower will also furnish to the Bank an off-set report, in form approved by the Bank, setting forth all amounts owing by the Borrower to any Account Debtor listed in any Aging Report. Such reports for a calendar month shall be delivered to the Bank not later than the fifteenth (15th) business day of the succeeding calendar month.

     10. BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. The Borrower covenants with the Bank that:

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     (a) Osorio and Watkin, D.M.D., P.C. is and shall be duly organized and validly existing under the laws of the State of Massachusetts.

     (b) First New England Dental Centers, Inc. is and shall be duly organized and validly existing under the laws of the State of Delaware.

     (c) The Borrower is duly qualified and in good standing in every state in which it is doing business.

     (d) The execution, delivery and performance of this Agreement and all other notes, agreements and documents contemplated by this Agreement are valid, legal and binding obligations of the Borrower, if the Borrower is a corporation are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and are not and will not be in contravention of law, or will not result in any event of default under the terms of the Borrower's charter, by-laws, or other corporate powers, or of any indenture, agreement, or undertaking to which the Borrower is or may be a party or by which it is or may be bound.

     (e) The consent or approval of any governmental body, agency, or authority is not required in order for the Borrower to execute, deliver and perform this Agreement and all other notes, agreements and documents contemplated by this Agreement.

     (f) All issued and outstanding capital stock has been properly issued, and all books and records, particularly minute books, by-laws and books of account are accurate, and up to date and will be so maintained.

     (g) All the representations, warranties and covenants made by Borrower in the Security Agreement are incorporated herein by reference.

     (h) Borrower shall maintain its primary operating deposit account at the Bank.

     (i) The Borrower will maintain and provide the Bank with records and information as follows:

          (i) The Borrower shall permit the Bank and the Bank's representatives from time to time as the Bank and its representatives may reasonably request, at the Borrower's reasonable expense, to examine, inspect, copy and make extracts from any and all of the Borrower's books, records, electronically stored data, papers and files in the custody or control of the Bank or of others, relating to any

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                Collateral or relating to the Borrower's financial or business condition.

          (ii) The Borrower will furnish the Bank within ninety (90) days after the close of each fiscal year: audited fiscal year end statements for the Borrower including a balance sheet, an income statement and statement of cash flows (including reasonably detailed schedules of Cost of Goods Sold and Sales, and General and Administrative Expenses and sales), and a reconciliation of surplus and capital accounts by independent certified public accountants reasonably approved by the Bank, (the current certified public accountant of the Borrower has been approved by the Bank) and Personal Property Insurance Binder(s) evidencing policy renewal (as more fully set forth in the Security Agreement of even date).

          (iii) The Borrower will furnish the Bank, within forty-five (45) days after the close of each calendar quarter, updated accountant prepared compilation quality financial statements for the Borrower similar to those referred to in Subsection (ii) above, unaudited but certified by the principal financial officer of the Borrower.

          (iv) The Borrower will furnish the Bank on the fifteenth (15th) of each month an updated Certificate relating to Collateral.

          (v) The Borrower will furnish all other information, financial or otherwise, that a duly authorized lending officer of the Bank reasonably deems necessary to inform the Bank properly with respect to Collateral or the condition of the Borrower. The Borrower will inform the Bank promptly in the event of any adverse material change in the Borrower's financial condition or in the event of any breach of this Agreement or in the event that any of the representations and warranties herein contained do not continue to be true and correct as though continuously made to the Bank or in the event of a change in the terms of sale granted to Borrower's customers.

     (j) The Borrower has filed all federal and state tax returns or extensions therefor required by law to be filed by it as of the date hereof and has paid all taxes shown to be due thereon which are required to have been paid and has paid all other taxes known to be due and payable, and all additional assessments except for

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such as are being contested in good faith by appropriate legal or administrative proceedings, and there shall be set aside on the books of the Borrower such reserves as may be deemed adequate by independent certified public accountants with respect thereto.

     (k) The Borrower is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement, instrument, judgment, order, decree, writ, rule or regulation to which it is a party or by which it or any of its property is subject which would have a material adverse impact on the business of the Borrower.

     (l) Except as otherwise disclosed to Bank, there are no actions, suits, or proceedings pending or, to the knowledge of Borrower, threatened against or affecting the Borrower, at law or in equity, or before or by a federal, state, municipal, or other governmental department, commission, board, bureau, agency, instrumentality any of which is reasonably likely to result in material adverse change in the business, properties, or assets, in the condition, financial or otherwise, of the Borrower, Borrower agrees to notify the Bank of any actions, suits or proceedings brought against the Borrower involving a claim in excess of $100,000.

     (m) Other than as provided for herein or in the Security Agreement, the Borrower will not, without the prior written consent of the Bank, incur, create, assume, or permit to exist other indebtedness for borrowed money ("Other Indebtedness"), or sell any accounts receivable; or lend money, including loans to officers, directors, shareholders or partners, or mortgage, assign, or encumber any of its assets except to the Bank; or guaranty, endorse, or otherwise become surety for or upon the obligations of others, except endorsing instruments for deposit or collection in the ordinary course of business and except for purchase money security interests.

     (n) Neither this Agreement nor any financial statements, reports, schedules, certificates or other documents which have been or will be delivered to the Bank contain any misrepresentation or untrue statement of fact or omit to state any material facts necessary to make this Agreement or such financial statements, reports, schedules, certificates or other documents not misleading. All such financial statements have been prepared in accordance with generally accepted accounting principles.

     (o) Except as approved by the Bank in writing, the Borrower will not, other than in the ordinary course of business or in connection with normal replacement of equipment, sell, lease, transfer or otherwise dispose of (whether in one or a series of transactions) all or any substantial part of its assets, whether

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now owned or hereafter acquired. It will not without the prior written consent of the Bank, pay any dividends (except stock dividends) on any outstanding shares, or make any other distribution on or in respect to any of its shares, or redeem, purchase or otherwise acquire, directly or indirectly, any of its shares now or hereafter outstanding, or alter or amend its capital structure, or become a party to any merger or consolidation (in which the Borrower is not the surviving corporation AND which is not undertaken as an acquisition or merger in the ordinary course of Borrower's business, which shall include by definition the acquisition of dental practices) or make any change in its senior management.

     (p) The Borrower has not incurred nor will it incur any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") or any liability to the Pension Benefit Guaranty Corporation ("PBGC") established under ERISA, or to any successor to PBGC under ERISA, in connection with any employee benefit plan established or maintained by the Borrower. No Reportable Event (as defined in ERISA) has occurred. The Borrower will comply with all requirements of ERISA applicable to it and will furnish to the Bank as soon as possible and in any event within thirty days after the Borrower or any plan administrator know or has any reason to know that any Reportable Event has occurred, a statement describing the Reportable Event and any action the Borrower proposes to take with respect thereto.

     (q) The terms and conditions of this Loan Agreement shall apply to all loans from the Bank to the Borrower, including without limitation, all of the loans referenced on Page 1 of this Loan Agreement and any loans hereinafter entered into.

     11. DEFAULT. The following shall constitute events of default hereunder (subject to any cure or grace periods provided in the $5,000,000 Note, which cure or grace periods shall apply hereto):

     (a) default of any liability, obligation or undertaking of the Borrower, hereunder or otherwise, including failure to pay in full and when due any sum due under either the $5,000,000.00 Note, of any endorser or guarantor of any liability, obligation or undertaking of the Borrower, hereunder or otherwise, to the Bank;

     (b) default of any liability, obligation or undertaking of the Borrower or any endorser or guarantor hereof under the provisions of any other agreement, including any security agreement between the Borrower or any endorser hereof and the Bank which by its terms relates to the

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          obligations of the Borrower or any endorser hereof to the Bank;

     (c) if any statement, representation or warranty made in or in connection with the application for the loans evidenced hereby or in any supporting financial statement of the Borrower or any endorser hereof shall be found to have been false in any material respect when made;

     (d) if the Borrower or any endorser or guarantor hereof is a corporation, trust or partnership, the liquidation, termination or dissolution of any such organization or its ceasing to carry on actively its present business or the appointment of a receiver of its property;

     (e) the institution by or against the Borrower or any guarantor or any endorser hereof of any proceedings under the Bankruptcy Act or any other law in which the Borrower, any guarantor or any endorser hereof is alleged to be insolvent or unable to pay their respective debts as they mature or the making by the Borrower any guarantor or any endorser hereof of an assignment for the benefit of creditors provided the institution of such proceedings against the Borrower shall not be a default hereunder if such proceedings are stayed, terminated or dismissed within ninety (90) days of being instituted.


     12. REMEDIES. Upon the occurrence of any default hereunder, all Obligations of Borrower hereunder shall become immediately due and payable and the Bank shall be entitled to all other rights and remedies, at law or in equity, available to it pursuant to any document executed in connection herewith, or under federal or state law.

     13.  MISCELLANEOUS.

     (a) Headings preceding the text of the several sections hereof are for the convenience of reference only and shall not constitute a part of this Agreement nor shall they affect its meaning, construction, or effect.

     (b)  It is intended that this Agreement take effect as a sealed instrument.

     (c) This Agreement, including modifications or additions thereto, will be governed, interpreted, and construed in accordance with the laws of the Commonwealth of Massachusetts.

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     (d) This Agreement shall be binding upon Borrower and its successors, assigns, executors and administrators, and shall inure to the benefit of the Bank and its successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals, all as of the day and year first written above.

                                        BORROWER:
                                        Osorio and Watkin, D.M.D., P.C.



                                        By: /s/ Jerald Robbins
                                           ----------------------------------
                                           Its: Treasurer

                                        First New England Dental Centers, Inc.


                                        By: /s/ Jerald Robbins
                                           ----------------------------------
                                           Its: President and Treasurer

                                        FLEET NATIONAL BANK


                                        By: /s/ Illegible
                                           ----------------------------------
                                           Its: Vice President


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